UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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EAGLE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of Eagle Financial Services, Inc. (the “Company”) will be held on Wednesday, May 20, 2009, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia. The purpose of the meeting shall be as follows:

1.	To elect three (3) Directors, Mary Bruce Glaize, Randall G. Vinson and James R. Wilkins, Jr., for a term of three (3) years.

2.	To transact such other business as shall properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 1, 2009, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

By order of the Board of Directors,

/S/ JAMES W. MCCARTY, JR.
James W. McCarty, Jr.
Vice President and Secretary-Treasurer

Berryville, Virginia

April 20, 2009

Whether or not you plan to attend the Annual Meeting, it is important your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly in the postage-paid envelope provided. The enclosed proxy, when returned properly executed, will be voted in the matter directed in the proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2009:

The proxy statement and the Company’s 2008 annual report on Form 10-K are available at

www.bankofclarke.com/2009annualmeeting.html

EAGLE FINANCIAL SERVICES, INC.

2 East Main Street

P.O. Box 391

Berryville, Virginia 22611

PROXY STATEMENT

2009 ANNUAL MEETING OF SHAREHOLDERS

May 20, 2009

This Proxy Statement is being furnished to the shareholders of Eagle Financial Services, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 20, 2009, at Noon at the John H. Enders Fire Company Social Hall, Berryville, Virginia, and at any adjournment thereof.

The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. Solicitations of proxies will be made by use of the United States mail and may be made by direct or telephone contact by employees of the Company. Brokerage houses and nominees will be requested to forward the proxy materials to the beneficial holders of the shares held of record by these persons, and the Company will reimburse them for their reasonable charges in this connection. Shares represented by duly executed proxies in the accompanying form received by the Company prior to the meeting and not subsequently revoked will be voted at the meeting. The approximate date on which this proxy statement, the accompanying proxy card and Annual Report to Shareholders (which is not part of the Company’s soliciting materials) are being mailed to the Company’s shareholders is April 20, 2009.

Where a shareholder directs in the proxy a choice with respect to any matter that is to be voted on, that direction will be followed. If no direction is made, proxies will be voted in favor of the election of the Directors and in the best judgment of Messrs. Thomas T. Byrd, Lewis M. Ewing and Robert W. Smalley, Jr. on such other business, if any, that may properly come before the meeting or any adjournment. Any person who has returned a proxy has the power to revoke it at any time before it is exercised by submitting a subsequently dated proxy, by giving notice in writing to the Secretary of the Company, or by voting in person at the meeting.

The close of business on April 1, 2009, has been fixed as the record date for the Annual Meeting and any adjournment thereof. The number of shares of Common Stock outstanding on that date and entitled to vote at the Annual Meeting was 3,179,385. Each outstanding share of the Company’s Common Stock is entitled to one vote on all matters submitted to shareholders at the meeting. There are no cumulative voting rights. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of or against the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.” Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter.

The purposes of the meeting are to elect Directors and vote on such other business, if any, that may properly come before the meeting or any adjournment. The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board of Directors of the Company is structured into three classes (I, II, and III) with one class elected each year to serve a three-year term. The term of Class III Directors will expire at the Annual Meeting. The persons named below, all of whom are currently members of the Board, will be nominated to serve as Class III Directors. If elected, the Class III nominees will serve until the 2012 Annual Meeting of Shareholders. All nominees have consented to be named and have indicated their intent to serve if elected. Those nominees receiving the greatest number of votes shall be deemed elected even though they may not receive a majority. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a Director.

Certain information concerning the nominees for election at the Annual Meeting as Class III Directors is set forth below, as well as certain information about the Class I and II Directors, who will continue in office until the 2010 and 2011 Annual Meetings of Shareholders, respectively. The following biographical information discloses each Director’s age, principal occupation during the last five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Bank of Clarke County (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company.

The Board of Directors recommends a vote FOR the Directors nominated to serve as Class III Directors.

Class III (Nominees to be elected to serve until the 2012 Annual Meeting):

Mary Bruce Glaize, 53, has been a Director since 1998.

Mrs. Glaize is a homemaker and local volunteer at the Shenandoah Valley Discovery Museum.

Randall G. Vinson, 62, has been a Director since 1985.

Mr. Vinson is a Pharmacist and Owner of Berryville Pharmacy in Berryville, Virginia.

James R. Wilkins, Jr., 63 has been a Director since 1998.

Mr. Wilkins is the Vice President of Silver Lake Properties, Inc. and JRW Properties and Rentals, Inc. and a general partner of Silver Lake, LLC, Wilkins Investments, L.P. and Wilkins Enterprises, L.P. These entities are real estate development and management companies in Winchester, Virginia. Until May 2005, Mr. Wilkins was President of Wilkins ShoeCenter, Inc., a footwear retailer in Winchester, Virginia.

Class I (Incumbent Directors serving until the 2010 Annual Meeting):

Thomas T. Gilpin, 56, has been a Director since 1986.

Mr. Gilpin is the President of Lenoir City Company, a real estate investment company in Winchester, Virginia. He is also President of Clarco Corporation, which operates as Northside Lanes, a bowling center in Winchester, Virginia. Mr. Gilpin is the Chairman of the Board of both the Company and the Bank.

John R. Milleson, 52, has been a Director since 1999.

Mr. Milleson has been the President and Chief Executive Officer of both the Company and the Bank since 1999. From 1997 to 1999, he was Executive Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank.

Robert W. Smalley, Jr., 57, has been a Director since 1989.

Mr. Smalley is the President of Smalley Package Co., Inc., a company focused on real estate management in Berryville, Virginia. This company previously manufactured pallets.

James T. Vickers, 56, has been a Director since 2001.

Mr. Vickers is the Chief Executive Officer of Oakcrest Companies, a family of real estate-related companies in Winchester, Virginia.

Class II (Incumbent Directors to serve until the 2011 Annual Meeting):

Thomas T. Byrd, 63, has been a Director since 1995.

Mr. Byrd is the President and Publisher of Winchester Evening Star, Inc., a newspaper publishing company headquartered in Winchester, Virginia.

Lewis M. Ewing, 74, has been a Director since 1984.

Mr. Ewing retired as the President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank in 1999.

Douglas C. Rinker, 49, has been a Director since 2006.

Mr. Rinker is the Chairman of the Board and President of Winchester Equipment Company, an equipment sales and service company in Winchester, Virginia.

John D. Stokely, Jr., 56, has been a Director since 2006.

Mr. Stokely is the President and owner of Cavalier Land Development Corp., a real estate development company in Ashburn, Virginia.

Executive Officers Who Are Not Directors

Kathleen J. Chappell, 42, has served as Vice President and Chief Financial Officer of the Company and Senior Vice President and CFO of the Bank since January 2009. Bank From 2005 to 2008 she served as Senior Vice President and Chief Financial Officer of Middleburg Financial Corporation.

Kaley P. Crosen, 43, has served as Senior Vice President and Human Resources Director since 2008. Ms. Crosen served as Vice President of Human Resources from 1999 to 2008.

Dale L. Fritts, 59, has served as Senior Vice President and Senior Loan Officer of the Bank since 2008. Mr. Fritts served as Senior Vice President and Associate Senior Lender from 2004 to 2008.

John E. Hudson, 51, has served as Senior Vice President and Marketing Director of the Bank since 2003. Mr. Hudson served as Vice President and Marketing Director of the Bank from 1994 to 2003.

James W. McCarty, Jr., 39, has served as Vice President and Secretary-Treasurer of the Company and Executive Vice President and Chief Administrative Officer of the Bank since 2008. Mr. McCarty served as Vice President and Chief Financial Officer of the Company from 1997 to 2008. Mr. McCarty served as Senior Vice President and Chief Financial Officer of the Bank since 2000.

Elizabeth M. Pendleton, 60, has served as Senior Vice President and Senior Trust Officer of the Bank since 2000. Mrs. Pendleton served as Vice President and Trust Officer of the Bank from 1998 until 2000.

SECURITY OWNERSHIP

Ownership of Directors and Executive Officers

The following table sets forth, as of April 1, 2009, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers included in the “Summary Compensation Table” below (collectively, the “named executive officers”) and by all Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Thomas T. Byrd	25,416	(3)	*

Lewis M. Ewing	27,348	(3)	*

Dale L. Fritts	4,807	(3)	*

Thomas T. Gilpin	103,961	(3)	3.27

Mary Bruce Glaize	3,427	(3)	*

John E. Hudson	13,258	(3)(4)	*

James W. McCarty, Jr.	14,587	(3)(4)	*

John R. Milleson	65,518	(3)(4)	2.06

Elizabeth M. Pendleton	15,290	(3)(4)	*

Douglas C. Rinker	2,013		*

Robert W. Smalley, Jr.	14,313	(3)	*

John D. Stokely, Jr.	1,372		*

James T. Vickers	17,316		*

Randall G. Vinson	30,932	(3)	*

James R. Wilkins, Jr.	182,173	(3)	5.73

Directors and executive officers as a group (17 persons)	521,730		16.41

*	Percentage of ownership is less than one percent of the outstanding shares of Common Stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Based on 3,179,385 shares issued and outstanding at April 1, 2009.
(3)	The total number of shares shown in the table includes 116,122 shares of Common Stock held by close relatives, dependent children, as custodians, or as trustees; 72,144 shares of Common Stock held by affiliated companies and other entities; and 26,390 shares of Common Stock held in the Bank of Clarke County Employee 401(k) Savings and Stock Ownership Plan.
(4)	Amounts include shares of Common Stock which may be acquired pursuant to currently exercisable stock options. Information regarding the number of exercisable options is disclosed in the “Outstanding Equity Awards” table within this proxy statement.

Ownership of Certain Beneficial Owners

The following table sets forth, as of April 1, 2009, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company’s knowledge, more than 5% of the Company’s Common Stock.

Name and Address	Number of Shares		Percent of Class (%) (1)
James R. Wilkins, Jr. 7 South Loudoun Street Winchester, Virginia 22601	182,173	(2)	5.73

(1)	Based on 3,179,385 shares issued and outstanding at April 1, 2009.
(2)	Amount includes 36,000 shares held as trustee under the terms of certain trusts and 52,664 shares held by affiliated companies and other entities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (the “SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during the 2008 year, all filing requirements applicable to its officers and directors were complied with, except for the following transactions that were inadvertently filed late on Form 4: Randall G. Vinson purchased shares in May 2008 and Lewis M. Ewing transferred shares in December 2008.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board, the President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors has determined that the following ten individuals of its total eleven members are independent as defined by the listing standards of the NASDAQ Stock Market (“NASDAQ”): Mrs. Glaize and Messrs. Byrd, Ewing, Gilpin, Rinker, Smalley, Stokely, Vickers, Vinson and Wilkins. The Board of Directors considered the relationship between the Company and Mr. Byrd, who is the President of a newspaper company with which the Bank advertises, to determine whether he was independent under NASDAQ’s listing standards. There are no relationships between the Company and any other independent director. The only Director not considered independent is Mr. Milleson, who serves as the President and Chief Executive Officer of the Company.

Code of Ethics

The Board of Directors has approved a Code of Ethics for directors, officers and all employees of the Company and the Bank. The Board has also approved an addendum to the Code of Ethics applicable to the Company’s senior financial management, consisting of the Chief Executive Officer and Chief Financial Officer. The addendum addresses, among other things, standards that are reasonably necessary to promote honest and ethical conduct, including conduct with respect to conflicts of interest, full, fair, accurate, timely and understandable disclosure in the Company’s required periodic reports and compliance with applicable governmental rules and regulations. A copy of the Company’s Code of Ethics and its addendum may be obtained by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Board and Committee Meeting Attendance

During 2008, the Board of Directors of the Company held six meetings. The Directors of the Company also serve as Directors of the Bank. The Bank’s Board held twelve meetings in 2008. During 2008, each Director attended greater than 75% of the aggregate number of meetings of both Boards of Directors and meetings of committees on which he or she was a member.

Executive Sessions

Independent Directors meet periodically outside of regularly scheduled Board meetings. The Company has scheduled four executive sessions that include only independent Directors for 2009. These sessions are led by the Chairman of the Board.

Committees of the Board

Audit Committee. The Audit Committee is appointed by the Board of Directors to fulfill its oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and the performance of the internal audit function. During 2008, the Company outsourced its internal audit function to an independent public accounting firm that specializes in financial institutions. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee and the Board of Directors have adopted a written charter for the Audit Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

The Audit Committee met four times during 2008. This committee consists of Messrs. Byrd, Ewing, Vinson and Wilkins. Each of the members of the Audit Committee is independent as that term is defined in the listing standards of NASDAQ. The Company does not have an “audit committee financial expert” as defined by Securities and Exchange Commission regulations because the Board of Directors believes that each of the members of the Audit Committee has the ability to understand financial statements and generally accepted accounting principles, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

Compensation Committee. The Compensation Committee is a committee of the Bank’s Board of Directors. The Compensation Committee met three times in 2008. The Compensation Committee reviews the CEO’s performance and compensation and reviews and sets guidelines for compensation of the other executive officers. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Compensation Committee is also responsible for the Compensation Discussion and Analysis within this Proxy Statement. The Compensation Committee consists of Mrs. Glaize and Messrs. Rinker, Smalley, Vickers and Wilkins, each of whom is independent as that term is defined by the listing standards of NASDAQ. The Compensation Committee and the Board of Directors have adopted a written charter for the Compensation Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee was formed during the 2008 and is appointed by the Board of Directors. The Nominating/Corporate Governance Committee consists of Messrs. Byrd, Gilpin, Stokely, and Vickers, each of whom is independent as that term is defined in the listing standards of NASDAQ. The purpose of this committee is to recommend individuals for election to the Board of Directors in accordance with the Company’s Articles of Incorporation and Bylaws and oversee the corporate governance practices of the Company. The Nominating/Governance Committee and the Board of Directors have adopted a written charter for the Nominating/Corporate Governance Committee, which may be viewed by visiting the “Investor Relations” section of the Bank’s website at www.bankofclarke.com.

In identifying potential nominees, the Nominating/Corporate Governance Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent Directors and the need for specialized expertise. The Board considers candidates for Board membership suggested by its members and management, and the Board will also consider candidates suggested informally by a shareholder of the Company.

The Nominating/Corporate Governance Committee considers, at a minimum, the following factors for potential new Directors or the continued service of existing Directors:

•	the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board.

The process used for selecting new candidates for the Board of Directors involves identifying the need to add a new member with specific qualifications or to fill a vacancy. The Chairman of the Nominating/Corporate Governance Committee will initiate a search, which may involve seeking input from Board members and senior management, and considering any candidates recommended by shareholders. A list of candidates which satisfy certain criteria and otherwise qualify for membership is presented to the Nominating/Corporate Governance Committee. The Chairman of the Board, along with the President and Chief Executive Officer, conducts interviews with preferred candidates from the list. Afterwards, the Nominating/Corporate Governance Committee meets to conduct further interviews of preferred candidates, if necessary, and to recommend final candidates for approval by the full Board of Directors.

Shareholders entitled to vote for the election of directors may submit candidates for formal consideration by the Company in connection with an Annual Meeting if timely written notice is received, in proper form, for each such recommended Director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2010 Annual Meeting, the notice must be received within the time frame set forth in the section titled “Shareholder Proposals for the 2010 Annual Meeting” within this Proxy Statement. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election.

Annual Meeting Attendance

The Company has not adopted a formal policy on Director attendance at its Annual Meeting, although all Directors are encouraged to attend and historically most have done so. All Directors attended the Company’s 2008 Annual Meeting.

Shareholder Communication

Shareholders may communicate with all members or any member of the Board of Directors by addressing correspondence to “Board of Directors” or to the individual Director. Such correspondence should be addressed to the Secretary of the Company, P.O. Box 391, Berryville, Virginia 22611. All communications so addressed will be forwarded promptly, without screening, to the Chairman of the Board of Directors (in the case of correspondence addressed to “Board of Directors”) or to the individual Director.

Director Compensation

The following table provides compensation information for the year ended December 31, 2008 for each non-employee director of the Company’s Board of Directors:

Director Compensation Table

Fiscal Year 2008

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Thomas T. Byrd	13,000	8,280	21,280
Lewis M. Ewing	13,400	8,280	21,680
Thomas T. Gilpin	20,000	8,280	28,280
Mary Bruce Glaize	11,300	8,280	19,580
Douglas C. Rinker	12,000	8,280	20,280
Robert W. Smalley, Jr.	13,600	8,280	21,880
John D. Stokely, Jr.	12,300	8,280	20,580
James T. Vickers	11,500	8,280	19,780
Randall G. Vinson	11,800	8,280	20,080
James R. Wilkins, Jr.	12,700	8,280	20,980

(1)	John R. Milleson, the Company’s President and Chief Executive Officer is not included in this table as he receives no compensation for his services as a director. The compensation received by Mr. Milleson as an employee is shown in the Summary Compensation Table on page 14.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share Based Payment”, for restricted stock awards granted under the Eagle Financial Services, Inc. 2003 Stock incentive Plan. The grant date fair value for each non-employee director in 2008, computed in accordance with SFAS 123R, was $8,280.00 per director. Assumptions used in the calculation of these amounts are included in Note 12 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2009. At December 31, 2008, each non-employee director had no shares of restricted stock outstanding. During 2008, each director received 400 shares of restricted stock in June, which vested in December.

The Compensation Committee evaluates the compensation of the Directors annually. The Compensation Committee relies primarily on information regarding the director compensation of similar financial institutions. Based on this evaluation, the Compensation Committee recommends changes in compensation to the Board of Directors for approval. During 2008, the Compensation Committee did not recommend any changes in director compensation to the Board of Directors.

Non-employee members of the Board of Directors each receive an annual retainer and $500 per Board meeting attended for service as a member of the Bank’s Board of Directors. During 2008, the Chairman of the Board’s retainer was $10,000 and other directors’ retainer was $5,000. Members of the Audit Committee and Compensation Committee received $200 per meeting attended. Members of all other Bank committees received $100 per meeting attended. In addition to cash compensation, non-employee members of the Board of Directors receive stock awards in accordance with the Company’s Stock Incentive Plan, as disclosed in the footnotes of the table above.

Certain Relationships and Related Transactions

The Company, through its subsidiary Bank, grants loans to and accepts deposits from its directors, principal officers and related parties of such persons during the ordinary course of business. Loans are granted on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate balance of loans to directors, principal officers and their related parties was $8,001,000 at December 31, 2008. Deposits are accepted on the same terms, including interest rates, as those prevailing at the time for comparable transactions with other customers. The aggregate balance of deposits from directors, principal officers and their related parties was $9,748,000 at December 31, 2008.

The Company has not adopted a formal policy that covers the review and approval of related person transactions by the Board of Directors. The Board, however, does review all such transactions that are proposed to it for approval. During such a review, the Board will consider, among other things, the related person’s relationship to the Company, the facts and circumstances of the proposed transaction, the aggregate dollar amount of the transaction, the related person’s relationship to the transaction and any other material information. The Audit Committee of the Board also has the responsibility to review significant conflicts of interest involving directors or executive officers.

In addition, any extensions of credit to our directors and officers are required to be on substantially the same terms as comparable transactions to non-related parties at the time of the extension of credit, pursuant to Regulation O – Loans to Executive Officers, Directors and Principal Shareholders of Member Banks of the banking regulations applicable to us.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are Directors of the Bank. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General. The Compensation Committee of the Bank’s Board of Directors reviews the salary and other compensation of executive officers, including the named executive officers, and provides oversight of the compensation programs. The Compensation Committee consists entirely of non-employee, independent members of the Board of Directors and operates under a written charter approved by the Board of Directors. All recommendations from the Compensation Committee regarding the compensation of executive officers are approved by the Board of Directors.

Objectives of the Compensation Program. The primary objective of the executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the company in a manner to promote its growth and profitability and advance the interest of its shareholders. Additional objectives of our executive compensation program are the following:

•	align executive pay with shareholders’ interests;

•	recognize individual initiative and achievements; and

•	unite the entire executive management team to a common objective.

Executive Compensation Principles. The executive compensation program consists of base salaries, annual cash incentive payments in the form of annual bonuses and long-term equity incentives in the form of stock awards. These components of executive compensation are used together to strike an appropriate balance between cash and stock compensation and between short-term and long-term incentives. We expect a portion of an executive officer’s total compensation to be tied both to the Company’s annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash incentive compensation should be tied directly to both company performance and individual performance for the fiscal year. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term company performance and an increase in shareholder value. Under the program, performance above targeted standards results in increased total compensation, and performance below targeted standards results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility, while at the same time a greater percentage of total compensation should be tied to Company and individual performance. Thus, executive officers with greater roles and responsibilities associated with achieving performance targets should receive a lesser proportion of the reward if those targets are not achieved and should receive a greater proportion of the reward if those targets are met or surpassed. In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where executive officers have the greatest influence on strategic performance over time.

We presently do not have a policy for adjustment or recovery of payments and awards made to executive officers in the event that the financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment. We may consider the adoption of a policy regarding recovery of payments or awards to the executive officers in the future.

How Executive Pay Levels are Determined. The Compensation Committee reviews the executive compensation program and its elements annually. In determining the compensation of the executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives and equity incentives, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of specific strategic objectives and operating results;

•	the duties, responsibilities and performance of each executive officer;

•	historical cash and equity compensation levels; and

•	comparative industry market data to assess compensation competitiveness.

With respect to comparative industry data, the Compensation Committee reviews executive salaries and evaluates compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee. The peer group used for comparison purposes is primarily comprised of public companies in the banking industry that are similar in size with similar market capitalizations and other characteristics. In 2008, the Compensation Committee selected six companies for analysis of their financial performance and compensation structures. These companies include: F&M Bank Corp., Fauquier Bankshares, First National Corporation, Middleburg Financial Corporation, Potomac Bankshares and Summit Financial Group. The financial metrics used by the Compensation Committee to evaluate our performance and the performance of peer companies included revenue growth, return on assets and return on equity.

Components of Executive Compensation. For 2008, the components of the executive compensation program included base annual salary, short-term compensation through an annual incentive bonus, and long-term incentives through equity compensation under the Company’s Stock Incentive Plan. The Company provides retirement benefits through a noncontributory pension plan and a 401(k) savings plan. The Company also provides health and welfare benefits that include participation in health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the three principal components of executive compensation is designed to reward and provide incentives to executive officers consistent with the Company’s overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officers during 2008 can be found in the “Summary Compensation Table” and other tables and narrative disclosures following this discussion.

Base Salary: The Company’s philosophy regarding base salary is to provide reasonable current income to the named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.

The base salary for the President and Chief Executive Officer of the Company is approved by the Board of Directors, excluding the President and Chief Executive Officer, based on the recommendation of the Compensation Committee. In making this determination for 2008, the Board of Directors evaluated the performance of the Chief Executive Officer based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the Board of Directors. The Board of Directors also considered a salary survey, prepared by the Virginia Bankers Association, of commercial banks that are similar in terms of size, economic conditions and other factors. No particular weight was given to any particular aspects of the performance of the Chief Executive Officer.

Base salaries for executive officers other than the President and Chief Executive Officer are approved by the Board of Directors based on the recommendation of the Compensation Committee, with the input of the President and Chief Executive Officer. In making base salary determinations for 2008, the Compensation Committee evaluated the performance of the executive officers based on the Company’s financial performance, achievements in implementing the Company’s long-term strategy, and the personal observations of the executive officers’ performance by the Chief Executive Officer. As described above, the Compensation Committee also reviews the salary survey prepared by the Virginia Bankers Association. No particular weight was given to any particular aspects of the performance of the executive officers.

After review of the Company’s performance relative to commercial banks that are similar in terms of size, economic conditions and other factors, the Compensation Committee recommended base salary increases for the Chief Executive Officer and executive officers of the Company to the Board of Directors.

Annual Incentive Bonus: Executive officers have the opportunity to earn an annual incentive bonus up to a predetermined percentage of base salary based on achievement of particular performance goals, namely net income and return on equity for 2008. In addition to promoting the achievement of company performance goals, the bonus is designed to align the interests of senior management into a common objective.

The Compensation Committee develops the specific performance objectives and the award formula or matrix by which annual incentive bonuses will be calculated. In 2008, the Compensation Committee, with the assistance of the Chief Executive Officer, assigned a percentage of annual base salary as the incentive bonus for the targeted performance goals. Generally, the Compensation Committee will approve the payment of bonuses if the Company achieves the targeted performance goals. The bonus amounts increase (up to a maximum) when performance exceeds these targeted goals and decrease (down to a minimum) when performance falls below these targeted goals. Although the bonuses are based on targeted performance goals, adjustments to the bonuses may be made at the discretion of the Compensation Committee. For 2008, the targeted level of the annual incentive bonus was 12.0% of annual base salary, while the maximum and minimum levels of annual base salary were 17.0% and 7.5%, respectively.

The 2008 bonus was designed to provide short-term incentive compensation that would be reasonable in relation to the payment of base salaries and overall compensation to the executive officers, reward the executive officers for superior achievement and be competitive as compared to short-term compensation paid by the peer group established by the Compensation Committee. Each year, the Company’s performance must improve, namely net income and return on equity must increase, in order to obtain the same bonus percentage.

In December 2008, the Compensation Committee concluded that no cash incentive bonuses would be paid to executive officers based on the Company’s overall financial performance and the achievement of certain financial and operating goals relating to the 2008 fiscal year. The Compensation Committee did not exercise any discretion with regard to the bonus amounts for 2008. The minimum financial performance required to qualify for a bonus was net income of $6,250,000 and return on equity of 13.09%. The maximum bonus required achieving net income of $7,200,000 and return on equity of 15.08%. The targeted financial performance was net income of $6,700,000 and return on equity of 14.03%. The Company’s actual performance was $4,055,000 in net income and return on equity of 8.81% for 2008.

The Compensation Committee may also consider the awarding of individual bonus amounts to executive officers outside of the 2008 Annual Incentive Plan. In June 2008, the Compensation Committee recommended and the Board of Directors approved a one time bonus to Mr. Milleson to better align Mr. Milleson’s total compensation to that of similar positioned executives in the Company’s peer group. This bonus is noted in the Summary Compensation Table.

Equity Compensation: The Compensation Committee may provide equity compensation to executive officers through long-term stock awards. Equity compensation has been made to executive officers in the form of restricted stock, which is both time and performance based. The time based shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date. The performance based shares vest over a three year period whereby the executive may receive up to one-third of the shares on the anniversary of the grant date if the Company achieves a targeted return on equity, provided that the executive is employed on the anniversary date. The goal of the Compensation Committee in granting equity compensation is to directly link an executive’s compensation opportunities with shareholder value creation. The multi-year vesting of stock awards focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed for extended periods to receive the full benefit of the awards.

Beginning in 2006, the Company’s practice with respect to the timing of stock awards is to make restricted stock grants to executive officers once each year in January. On January 2, 2008, the Compensation Committee awarded restricted stock grants and performance vested shares to the executive officers. The total amount of stock awards was set based on the executive’s position. The Compensation Committee determined that these stock awards should be split between time and performance based shares, but that more time based shares should be awarded than performance based to encourage long-term growth in shareholder value. The Company must achieve a return on equity of 12.00% for each fiscal year of the vesting period for the executive to receive twenty-five percent of the eligible performance based shares granted during 2008. The Company must achieve a return on equity of 13.00% for each fiscal year of the vesting period for the executive to receive all of the eligible performance based shares granted during 2008.

Retirement and Other Benefits: The Company provides additional compensation to the named executive officers through various plans which are also available to some or all of the employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing a named executive officer’s total annual compensation and when determining the annual and long-term compensation components described above. These plans are described below.

Pension Plan

The Company has a noncontributory pension plan that conforms to the Employee Retirement Income Security Act of 1974, as amended (ERISA). Effective December 31, 2006, the pension plan was amended so that no further benefits will accrue under the plan and no additional employees may become participants.

Additional information on the plan is set forth under “Pension Benefits” below.

Employee 401(k) Savings and Stock Ownership Plan

The Company sponsors a 401(k) savings plan under which eligible employees, including executive officers, may defer a portion of their salary on a pretax basis, subject to certain IRS limits. Each participant in this plan has the right to vote the shares of Common Stock allocated to his or her account. Prior to January 1, 2007, the Company matched 50 percent of employee contributions, on a maximum of six percent of salary deferred, with Company common stock or cash, as elected by each employee. In conjunction with amending the pension plan, the 401(k) plan was amended, effective January 1, 2007, to include a non-elective safe-harbor employer contribution and an age-weighted employer contribution. Each December 31st, qualifying employees will receive a non-elective safe-harbor contribution equal to three percent of their salary for that year. Also, each December 31st, qualifying employees will receive an additional contribution based on their age and years of service. The percentage of salary for the age-weighted contribution increases on both factors, age and years of service, with a minimum of one percent of salary and a maximum of ten percent of salary.

In 2008, all executive officers participated in the 401(k) plan and each received all eligible matching contributions under the amended plan. The Company’s contribution to this plan on behalf of each named executive is disclosed in the “Summary Compensation Table” below.

Employment Agreements. In order to retain and attract executive officers, the Company recognizes the need to enter into employment agreements with provisions for benefits in connection with a termination of employment. The Compensation Committee evaluates the potential payments to executive officers under various arrangements that provide for severance payments, including termination and change of control arrangements, in connection with its annual review of executive compensation.

The Compensation Committee engaged the services of a compensation and benefits consultant for the design and implementation of employment agreements for executive officers. The triggering events and amount of potential payments to executive officers are based on industry standards and are within Internal Revenue Service guidelines.

A description of the terms of our severance plans, the specific circumstances that trigger payment of benefits, an estimate of benefits payable upon the occurrence of those triggering events and other information relating to such plans can be found under the caption “Employment Agreements” below.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with the Company’s management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 and this Proxy Statement.

Compensation Committee

Robert W. Smalley, Jr., Chairman

Mary Bruce Glaize

Douglas C. Rinker

James T. Vickers

James R. Wilkins, Jr.

Annual Compensation of Executive Officers

The following tables and discussion summarize the compensation earned during 2008, 2007 and 2006 by (1) the chief executive officer, (2) the chief financial officer and (3) each of the three other most highly compensated executive officers who earned more than $100,000 in total compensation for services rendered in all capacities during 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non- Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non- qualified Deferred Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)

John R. Milleson President and Chief Executive Officer	2008	220,000	10,000	30,250	—	—	32,852	293,101
	2007	200,000	25,000	42,786	23,319	104,291	30,636	426,032
	2006	182,700	—	42,089	36,416	20,036	9,141	290,382

James W. McCarty, Jr. Vice President and Chief Financial Officer	2008	158,500	—	23,159	—	—	18,271	199,930
	2007	150,000	—	26,698	17,460	35,377	17,112	246,647
	2006	126,000	—	20,844	25,036	6,043	5,924	183,847

Dale L. Fritts Senior Vice President and Director of Lending and Bank of Clarke County	2008	112,615	—	—	—	—	15,581	128,196

Elizabeth M. Pendleton Senior Vice President and Trust Officer, Bank of Clarke County	2008	127,000	—	23,159	—	—	20,039	170,198
	2007	121,000	—	26,698	14,252	44,658	18,088	224,696
	2006	115,000	—	20,844	23,265	31,564	7,565	198,238

John E. Hudson Senior Vice President and Marketing Director, Bank of Clarke County	2008	100,000	—	19,043	—	—	14,817	133,860
	2007	96,000	—	20,431	11,292	47,852	14,287	189,862
	2006	89,730	—	12,149	17,858	9,412	3,196	132,345

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year indicated in accordance with SFAS No. 123R, “Share Based Payment,” and thus include amounts from awards granted prior to and during the years indicated. The amounts disregard the estimate of forfeitures related to service-based vesting conditions. Stock awards are discussed in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.
(2)	This column represents bonus amounts earned under the Company’s performance-based compensation plan for achievements relating to Company performance and is discussed in further detail on page 11 under the heading “Annual Incentive Payment”.
(3)	The amounts in this column reflect the change in actuarial present value of the named executive officers’ benefits under the Company’s pension plan as determined using interest rate and mortality rate assumptions consistent with those used in the Company’s audited financial statements. In 2008, the decreases in actuarial present value for each of the named executive officer’s benefits under the pension plan were as follows: Milleson, (10,633); McCarty, (16,347); Fritts, (1,262); Pendleton, (1,235); and Hudson, (5,211).
(4)	The amounts in this column are detailed in the table titled “All Other Compensation” below.

The Company has entered into employment agreements with each of the named executive officers, as described below in the “Employment Agreements” section. All compensation paid to the named executive officers is determined as described above in the “Compensation Discussion and Analysis” section.

All Other Compensation

Fiscal Year 2008

Name	Perquisites and Other Personal Benefits ($) (1)	401(k) Company Match ($)	Life Insurance Premiums ($) (2)	Restricted Stock Dividends ($) (3)	Total ($)
John R. Milleson	—	29,540	1,116	2,196	32,852
James W. McCarty, Jr.	—	15,850	837	1,583	18,270
Dale L. Fritts	—	15,001	580	—	15,581
Elizabeth M. Pendleton	—	17,780	675	1,584	20,039
John E. Hudson	—	13,000	536	1,281	14,817

(1)	The aggregate value of perquisites did not exceed $10,000 for any named executive officer.
(2)	The amounts in this column represent the annual premium of group term life insurance with a death benefit equal to three times annual compensation, which the Bank provides to all employees.
(3)	The amounts in this column represent dividends received during 2008 on unvested shares of restricted stock. Under the Company’s Stock Incentive Plan, holders are entitled to dividends from the grant date through the vesting period.

The following table contains information concerning annual incentive bonuses and grants of stock awards to each of the named executive officers during the fiscal year ended December 31, 2008. The Company did not grant any stock options to the named executive officers during 2008.

Grants of Plan-Based Awards

Fiscal Year 2008

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
John R. Milleson	1/2/2008	—	—	—	666	—	15,311
	1/2/2008	—	—	—	—	800	18,392
	n/a	19,785	35,599	53,170	—	—	—

James W. McCarty, Jr.	1/2/2008	—	—	—	466	—	10,713
	1/2/2008	—	—	—	—	750	17,243
	n/a	14,228	25,575	38,182	—	—	—

Dale L. Fritts	n/a	9,925	17,654	26,243	—	—	—

Elizabeth M. Pendleton	1/2/2008	—	—	—	466	—	10,713
	1/2/2008	—	—	—	—	750	17,243
	n/a	11,745	21,455	32,244	—	—	—

John E. Hudson	1/2/2008	—	—	—	400	—	9,196
	1/2/2008	—	—	—	—	625	14,369
	n/a	8,996	16,188	24,180	—	—	—

(1)	The amounts represent potential annual incentive bonuses if the Company achieved certain financial goals for the 2008 fiscal year and are based on percentages of the named executive officer’s 2008 base salary.
(2)	These amounts represent performance based restricted stock awards granted during 2008. These restricted stock awards vest equally over a three-year period, commencing one year after the grant date of the award, upon the achievement of threshold and target levels of return on equity during each fiscal year, as discussed in the Compensation Discussion and Analysis above. The target amounts also represent the maximum payout possible under the plan.
(3)	These amounts represent service-based restricted stock awards granted during 2008. The number of shares represents an amount which vests equally over a three year period commencing one year after the grant date of the award, subject to the named executive officer being employed on the anniversary of the grant date.
(4)	The amounts in this column represent the fair market value of both performance-based and service-based restricted stock awards on their grant date, computed in accordance with SFAS No. 123R, “Share Based Payment.” The closing price of the Company’s common stock was $22.99 on that date.

Mr. Fritts received no grants of plan-based awards during 2008.

Holdings of Stock Options and Stock Awards

The following table contains information concerning unexercised stock options and unvested stock awards at December 31, 2008 for each of the named executive officers.

Outstanding Equity Awards

Fiscal Year-End 2008

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
John R. Milleson	4,000	21.55	10/1/2014	—	—	—	—
	4,000	21.63	10/1/2013	—	—	—	—
	—	—	—	420	6,762	280	4,508
	—	—	—	667	10,739	444	7,148
	—	—	—	800	12,880	666	10,723

James W. McCarty, Jr.	2,000	21.55	10/1/2014	—	—	—	—
	2,000	21.63	10/1/2013	—	—	—	—
	—	—	—	222	3,574	148	2,383
	—	—	—	467	7,519	311	5,007
	—	—	—	750	12,075	466	7,503

Elizabeth M. Pendleton	2,000	21.55	10/1/2014	—	—	—	—
	2,000	21.63	10/1/2013	—	—	—	—
	—	—	—	222	3,574	148	2,383
	—	—	—	467	7,519	311	5,007
	—	—	—	750	12,075	466	7,503

John E. Hudson	1,000	21.55	10/1/2014	—	—	—	—
	1,000	21.63	10/1/2013	—	—	—	—
	—	—	—	132	2,125	88	1,417
	—	—	—	400	6,440	267	4,299
	—	—	—	625	10,063	400	6,440

(1)	These amounts are comprised of unvested shares of time based restricted stock at December 31, 2008, which were issued January 3, 2006, January 2, 2007 and January 2, 2008. These shares vest over a three year period whereby the executive receives one-third of the shares on the anniversary of the grant date if that executive is employed on the anniversary date.
(2)	These amounts are comprised of unvested shares of performance based restricted stock at December 31, 2008, which were issued January 3, 2006, January 2, 2007 and January 2, 2008. These shares vest over a three year period whereby the executive may receive up to one-third of the shares on the anniversary of the grant date if the Company achieves a targeted return on equity, provided that the executive is employed on the anniversary date. The vesting dates for the shares issued January 3, 2006 are January 3, 2007, 2008 and 2009. The vesting dates for the shares issued January 2, 2007 are January 2, 2008, 2009 and 2010. The vesting dates for the shares issued January 2, 2008 are January 2, 2009, 2010 and 2011.
(3)	These amounts represent the fair market value of the restricted stock awards on December 31, 2008. The closing price of the Company’s common stock was $16.10 on that date.

Mr. Fritts had no outstanding equity awards at December 31, 2008.

Option Exercises during the Fiscal Year

The following table contains information regarding the exercise of stock options and the vesting of stock awards during 2008 for each of the named executive officers.

Option Exercises and Stock Vested

Fiscal Year 2008

Name	Stock Awards
	Number of Shares Acquired on Vesting ($) (1)	Value Realized on Vesting ($) (2)
John R. Milleson	809	18,519
James W. McCarty, Jr.	494	11,315
Dale L. Fritts	—	—
Elizabeth M. Pendleton	494	11,315
John E. Hudson	365	8,367

(1)	The amounts in this column are comprised of shares of restricted stock, which were issued on January 2, 2007 and January 3, 2006 and vested on their anniversary date during 2008.
(2)	The amounts in this column represent the fair market value of the restricted stock awards on their vesting date. The closing price of the Company’s common stock was $22.99 on January 2, 2008 and $22.80 on January 3, 2008.

Equity Compensation Plan

The following table set forth the information as of December 31, 2008, with respect to compensation plans under which shares of Common Stock are authorized for issuance:

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders: 2003 Stock Incentive Plan	22,000	21.59	228,812

Equity Compensation Plans Not Approved by Shareholders:(2)	—	—	—

Total	22,000	21.59	228,812

(1)	Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.
(2)	The Company does not have nay equity compensation plans that have not been approved by shareholders.

Pension Benefits

The following table contains information as of December 31, 2008 regarding the pension plans in which the named executive officers participate.

Pension Benefits

Fiscal Year 2008

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)
John R. Milleson	Pension Plan	23	205,527
James W. McCarty, Jr.	Pension Plan	15	54,907
Dale L. Fritts	Pension Plan	6	73,792
Elizabeth M. Pendleton	Pension Plan	9	176,581
John E. Hudson	Pension Plan	23	92,170

Effective December 31, 2006, the Pension Plan was amended so that no further benefits will accrue and no individuals may become participants in the plan. Other than this amendment, the other terms of the plan remained in effect. Benefits are based on an employee’s average compensation during his or her employment through the amendment effective date. The plan provides for 20% vesting after three years of service and 20% for each additional year of service, therefore, an employee is 100% vested in the plan after seven years of service. All of the named executive officers are fully vested in the plan. The plan provides full benefits under normal retirement at age sixty-five and partial benefits for early retirement at age fifty-five with ten years of service. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment option upon retirement or separation of service (subject to limitations as described in the pension plan’s adoption agreement). The Pension Plan is discussed in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.

Employment Agreements

The Company has entered into an employment agreement with each of the named executive officers. The agreements provide for the termination of employment by the Company without “cause” and termination for “good reason” (as those terms are defined in the Agreement). Termination under either of these circumstances will entitle the named executive officer to (i) the payment of salary for the remainder of the then current term of the Agreement, (ii) a payment in cash equal to the greater of his highest cash bonus in any of the three fiscal years before the year in which termination occurs and the amount of cash bonus that he was designated to receive under the Company’s annual incentive plan and (iii) the continued benefit to him for the remainder of the then current term of the Agreement of all employee benefit plans and programs or arrangements in which he was entitled to participate prior to his termination. A named executive officer will not be entitled to any compensation or other benefits under the agreement if employment is terminated for cause. If a named executive officer is terminated without cause or resigns for good reason within one year following a “change of control” (as defined in the Agreement), he/she will receive an amount equal to 299% of his/her base salary, annual bonus and equivalent benefits (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended). The agreement also contains covenants relating to non-competition and non-solicitation, each for a period of 12 months following the last day of employment, and covenants relating to confidentiality and nondisclosure.

John R. Milleson’s agreement, effective January 1, 2004, was for an initial two-year term, however, on January 1, 2004 and each day thereafter the agreement automatically renews and is extended by one year. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2008, Mr. Milleson would have been entitled to a severance payment amounting to approximately $299,000. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2008, Mr. Milleson would have been entitled to a severance payment amounting to approximately $740,000.

The employment agreement for James W. McCarty, Jr., effective December 31, 2008, automatically renews and is extended by one year on a daily basis. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2008, Mr. McCarty would have been entitled to a severance payment amounting to approximately $203,000. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2008, Mr. McCarty would have been entitled to a severance payment amounting to approximately $496,000.

The employment agreements for Elizabeth M. Pendleton and John E. Hudson, effective January 1, 2004, were for an initial term of one year. Following their initial term, these agreements automatically extend by one year on December 31st of each year. If termination of employment by the Company without “cause” or by the individual for “good reason” had occurred at December 31, 2008, Mrs. Pendleton and Mr. Hudson would have been entitled to severance payments amounting to approximately $171,000 and $135,000, respectively. If termination of employment for the same reason following a change in control had occurred during the year ended December 31, 2008, Mrs. Pendleton and Mr. Hudson would have been entitled to severance payments amounting to approximately $481,000 and $337,000, respectively.

An employment agreement with Dale L. Fritts became effective January 1, 2009. Following its initial term, this agreement automatically extends by one year on January 1st of each year.

The Company has not entered into any other agreement or arrangement that provides for the payment of severance or similar benefits to any of the named executive officers in connection with a termination of employment for any other reason.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Smith Elliott Kearns & Company, LLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. This firm has served as the Company’s independent registered public accounting firm since 2005. Prior to being selected as the Company’s independent registered public accounting firm, this firm performed the internal audit function for the Bank during 2003 and 2004. Neither this firm nor any of its employees has any direct or indirect financial interest in the Company. Representatives of the firm of Smith Elliott Kearns & Company, LLC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from the shareholders.

AUDIT INFORMATION

Audit Committee Report

The Audit Committee’s Report to the Shareholders, which follows, was approved and adopted by the Committee on March 10, 2009.

Management is responsible for the establishment and maintenance of the Company’s internal controls over financial reporting, assessing the effectiveness of those internal controls over financial reporting, maintaining the financial reporting process to ensure the accuracy and integrity of the Company’s consolidated financial statements, and compliance with laws and regulations and ethical business standards. The independent registered accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and the Company’s internal controls over financial reporting, expressing an opinion as to the conformity of the Company’s consolidated financial statements with U.S. generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged for the purpose of issuing an audit report and performing other audit, review, or attestation services for the Company. Because the Company outsources its internal audit function, the Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered accounting firm engaged to perform internal audit services for the Company. The Audit Committee also monitors and oversees the accounting and financial reporting processes of the Company on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and Smith Elliott Kearns & Company, LLC, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2008 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has reviewed and discussed these consolidated financial statements with management and Smith Elliott Kearns & Company, LLC, including the scope of the independent registered public accounting firm’s responsibilities, critical accounting policies, and practices used and significant reporting issues and judgments made in connection with the preparation of such financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with management and discussed the matters required by Public Company Accounting Oversight Board Auditing Standard AU Section 380, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission, as modified or supplemented, with the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from the Company and its management.

Finally, the Audit Committee has discussed with management its assessment of the effectiveness of internal control over financial reporting and has also discussed with Smith Elliott Kearns & Company, LLC its opinion as to the effectiveness of the Company’s internal control over financial reporting.

Based on such reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 16, 2009.

Audit Committee

Randall G. Vinson, Chairman

Thomas T. Byrd

Lewis M. Ewing

James R. Wilkins, Jr.

Fees of the Independent Registered Public Accounting Firm

Audit Fees. The aggregate fees billed by Smith Elliott Kearns & Company, LLC for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007 and for the review of the financial statements included in the Quarterly Reports on Form 10-Q for those fiscal years were $67,125 and $65,150, respectively.

Audit Related Fees. The aggregate fees billed by Smith Elliott Kearns & Company, LLC for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2008 and 2007 were $9,065 and $8,800, respectively. During 2008 and 2007, these services included employee benefit plan audits.

Tax Fees. Smith Elliott Kearns & Company, LLC did not provide any professional services related to taxes during the fiscal years ended December 31, 2008 and 2007.

All Other Fees. There were no other fees billed by Smith Elliott Kearns & Company, LLC during the fiscal years ended December 31, 2008 and 2007.

Audit Committee Pre-Approval Policy

All audit and audit related services performed by Smith Elliott Kearns & Company, LLC were pre-approved in accordance with the Audit Committee’s Charter. The Audit Committee, or a designated member of the committee, must pre-approve all audit (including audit related) and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of such services does not impair the registered public accounting firm’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2010 Annual Meeting must cause such proposal to be received, in proper form, by the Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611, no later than December 25, 2009, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. The Company anticipates holding the 2010 Annual Meeting on May 19, 2010.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate Directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, written notice must be received by the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2010 Annual Meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2010 Annual Meeting, notice must be received by the Secretary of the Company not less than sixty (60) days and not more than ninety (90) days prior to the date of the 2010 Annual Meeting. The notice must include a description of the proposed business, the reasons therefore, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. Based on an anticipated meeting date of May 19, 2010 for the 2010 Annual Meeting, the Company must receive any notice of nomination or other business no later than March 20, 2010 and no earlier than February 18, 2010.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s 2008 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (excluding exhibits) as filed with the Securities and Exchange Commission, is being mailed to Shareholders with this Proxy Statement. A copy of the Annual Report may also be obtained without charge by writing to James W. McCarty, Jr., Secretary of the Company, whose address is P.O. Box 391, Berryville, Virginia 22611. The Annual Report is not part of the proxy solicitation materials.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters to be presented for consideration at the Annual Meeting other than as set forth herein. If any other matters properly come before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

James W. McCarty, Jr.
Vice President and Secretary-Treasurer

April 20, 2009

EAGLE FINANCIAL SERVICES, INC.

Proxy for 2009 Annual Meeting of Shareholders Solicited on behalf of the Board of Directors

The undersigned hereby appoints Messrs. Thomas T. Byrd, Lewis M. Ewing and Robert W. Smalley, Jr., or any one of them, as proxies, with the power of substitution in each, to act for the undersigned, as designated below, with respect to all of the Company’s Common Stock held of record by the undersigned on April 1, 2009, at the Annual Meeting of Shareholders to be held at the John H. Enders Fire Company Social Hall on Wednesday, May 20, 2009 at Noon, and at any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the nominees listed under Election of Directors.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

EAGLE FINANCIAL SERVICES, INC.

May 20, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING

TO BE HELD ON MAY 20, 2009:

The Notice and Proxy Statement and Annual Report to Shareholders

are available at http://www.bankofclarke.com/2009annualmeeting.html

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: To elect four Class III Directors for the terms indicated in the Proxy Statement, as instructed below.			2. To vote in accordance with their best judgment on such other business, if any, that may properly come before the meeting.

☐ FOR ALL NOMINEES	NOMINEES:
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O MARY BRUCE GLAIZE O RANDALL G. VINSON O JAMES R. WILKINS, JR.	Class III Class III Class III

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered names(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

”  Please detach along perforated line and mail in the envelope provided.  ”